Custom Truck One Source to Announce Second Quarter 2022 Financial Results
KANSAS CITY, Mo., July 25, 2022 /PRNewswire/ – Custom Truck One Source, Inc. (“Custom Truck One Source” or the “Company”) (NYSE: CTOS) today announced it will release second quarter 2022 financial results after the market close on Tuesday, August 9, 2022.
Management will discuss the results on a conference call at 5:00 p.m. EDT on Tuesday, August 9, 2022. The webcast and a presentation of financial information will be publicly available at investors.customtruck.com. To listen by phone, please dial 1-855-327-6837 or 1-631-891-4304. A replay of the call will be available until midnight EDT, Tuesday, August 16, 2022, by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 10019703.
ABOUT CUSTOM ONE TRUCK ONE SOURCE
Custom Truck One Source is a leading provider of specialized truck and heavy equipment solutions to the utility, telecommunications, rail and infrastructure markets in North America. The Company's solutions include rentals, sales, aftermarket parts, tools, accessories and service, equipment production, manufacturing, financing solutions, and asset disposal. With vast equipment breadth, the Company's team of experts service its customers across an integrated network of locations across North America. For more information, please visit customtruck.com.
INVESTOR CONTACT
Brian Perman, Vice President, Investor Relations
844-403-6138
investors@customtruck.com